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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            -----------------------

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  December 18, 1997


                    DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.
              (Exact Name of Registrant as Specified in Charter)


           Delaware                 0-12850                13-3152648
 (State or Other Jurisdiction     (Commission             (IRS Employer
       of Incorporation)         File Number)          Identification No.)


                    200 North Westlake Boulevard, Suite 202
                      Westlake Village, California 91362
                   (Address of Principal Executive Offices)

                                (805) 381-2700
                        (Registrant's Telephone Number)


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ITEM 5.   OTHER EVENTS

     The Company has been notified by the staff of the United States Food and Drug Administration ("FDA") of its view that the Company is required to file and obtain clearance of a pre-market notification (a "510(k) Notification") pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act ("FDC Act") in connection with the sale by the Company of its TeliCam intraoral dental camera. The staff of the FDA has orally indicated to the Company that the Company will not be required to suspend sales of the TeliCam System pending clearance of its 510(k) Notification. Although the Company believes that the marketing and sale of the TeliCam intraoral dental camera does not require filing or clearance of a 510(k) Notification and would vigorously challenge any enforcement action based upon such a contention, the Company has determined to promptly comply with the FDA staff's direction.

     The Company had previously determined not to submit a 510(k) Notification based on advice from its regulatory experts that although the FDA had not specifically classified intraoral dental cameras, certain other similar devices, including a surgical camera and a fiber-optic dental light, had been classified by the FDA as Class I devices exempt from 510(k) Notification and that the Company's intraoral dental camera was therefore likely to be treated in the same manner provided that it was marketed only for use in assisting patient communications and in providing a record in order to facilitate insurance payment or reimbursement. The Company did not promote the TeliCam intraoral dental camera for diagnostic uses.

     In general, clearance of a 510(k) Notification may be obtained if a manufacturer or seller of medical devices can establish that a new device is "substantially equivalent" to a predicate device other than one that has an approved premarket approval application ("PMA"). PMAs are substantially more rigorous approvals generally applicable only to life sustaining, life supporting or implantable devices, as well as certain novel technology or new intended uses or applications for existing devices. The claim for substantial equivalence in a 510(k) Notification may have to be supported by various types of information, including clinical data, indicating that the device is as safe and effective for its intended use as its legally marketed equivalent device. Generally, the 510(k) Notification is required to be cleared by the FDA prior to introducing a device into commercial distribution. OBTAINING market clearance for a 510(k) Notification submission may take 2 TO 8 months or longer. The process of obtaining required regulatory clearances or approvals can be time-consuming and expensive, and there can be no assurance that the required regulatory clearances will be obtained, or that the FDA will not change its position and seek to suspend sales of the TeliCam intraoral dental camera WHILE A 510(K) NOTIFICATION IS PENDING.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 18, 1997

                                   DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



                                   By:       /S/ Ronald E. Wittman
                                        ----------------------------------
                                        Ronald E. Wittman
                                        Chief Financial Officer